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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CUNO Incorporated ("CUNO") of our report dated December 11, 2001, included in the 2001 Annual Report to Shareholders of CUNO.

Our audits also included the financial statement schedule of CUNO listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan, and the CUNO Incorporated Savings and Retirement Plan and the registration statement (Form S-8 No. 333-54388) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan and the CUNO Incorporated Non-employee Directors' Stock Option Plan of our report dated December 11, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of CUNO.

/s/ Ernst & Young LLP
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Hartford, Connecticut
January 16, 2002